Exhibit 99.B(d)(27)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Coho Partners, Ltd.

As of June 23, 2015, as amended December 5, 2018

SEI INSTITUTIONAL MANAGED TRUST

Tax-Managed Large Cap Fund
Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Coho Partners, Ltd.

By:	By:
/s/ William T. Lawrence	/s/ Glenn A. Dever

Name:	Name:
William T. Lawrence	Glenn A. Dever

Title:	Title:
Vice President	President

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Coho Partners, Ltd.

As of June 23, 2015, as amended June 23, 2016, March 29, 2017 and December 5, 2018

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SET Institutional Managed Trust

Tax-Managed Large Cap and Large Cap Funds

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Managed Trust Tax-Managed Large Cap and Large Cap Funds and the average daily value of the assets of any other SEI mutual fund or account to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services pursuant to a relative value equity mandate (each a “Relative Value Equity Fund”, collectively the “Relative Value Equity Funds”). The pro rata portion of the total fee (as determined pursuant to this paragraph) attributable to each Relative Value Equity Fund will be based on the relative values of the average daily Assets of the Relative Value Equity Funds managed by Sub-Adviser (as set forth below):

[REDACTED]

As of the effective date of this Agreement the Relative Value Equity Funds are as follows:

•                  SEI Catholic Values Trust Catholic Values Equity Fund;

•                  SEI Institutional Managed Trust Tax-Managed Large Cap Fund;

•                  SEI Institutional Managed Trust Large Cap Fund;

•                  SEI Institutional Investments Trust Large Cap Disciplined Equity Fund;

•                  SEI Institutional Investments Trust Large Cap Fund;

•                  New Covenant Funds New Covenant Growth Fund;

•                  SGMF the SEI U.S. Large Companies Fund; and

•                  U.S. Large Company Equity Fund (SEI Canada)

Agreed and Accepted:

SEI Investments Management Corporation	Coho Partners, Ltd.

By:	By:
/s/ William T. Lawrence	/s/ Glenn A. Dever

Name:	Name:
William T. Lawrence	Glenn A. Dever

Title:	Title:
Vice President	President